UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2007

SHUMATE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 441-5100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 6, 2007, we held our annual meeting of stockholders to approve the election of directors.  The details of the proposal are set forth in our definitive proxy statement for the annual meeting of stockholders, which has been filed with the Securities and Exchange Commission.

The total number of outstanding shares of common stock entitled to vote at the meeting was 19,989,045 shares, and there were present at the meeting, in person or by proxy, 14,432,269 shares of our common stock, which number constituted a quorum for the meeting. Votes were cast for each of the nominees for directors as follows:

Name	No. of Votes Cast For	No. of Votes or Withheld

Larry C. Shumate	14,424,269	8,000
Russell T. Clark	14,432,269	0
Matthew C. Flemming	14,432,254	15
Francis X. Marshik	14,424,269	8,000
Steven B. Erikson	14,432,269	0
Leo Womack	14,432,269	0
Francis Jungers	14,424,269	8,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: June 11, 2007	By: /s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President